[GRAPHIC OMITTED]                                        FILED # C17516-03

DEAN HELLER                                                AUG 27 2004
SECRETARY OF STATE                                       IN THE OFFICE OF
204 NORTH CARSON STREET, SUITE 1                         /s/ Dean Heller
CARSON CITY, NEVADA 89701-4299                   DEAN HELLER, SECRETARY OF STATE
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ

----------------------------------------
       CERTIFICATE OF CORRECTION
   (PURSUANT TO NRS 78, 78A, 80, 81,
  82, 84, 86, 87, 58, 88A, 89 AND 92A)
----------------------------------------

IMPORTANT: READ ATTACHED INSTRUCTIONS
 BEFORE COMPLETING FORM.                      ABOVE SPACE IS FOR OFFICE USE ONLY

                            CERTIFICATE OF CORRECTION
                            -------------------------
     (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)
1. The name of the ENTITY for which correction is being made:
--------------------------------------------------------------------------------
ATNG INC.

--------------------------------------------------------------------------------
2. Description of the original document for which correction is being made:
--------------------------------------------------------------------------------
CERTIFICATE OF DESIGNATION FOR SERIES A PREFERRED STOCK

--------------------------------------------------------------------------------
3. Filing date of the original document for                ---------------------
   which correction is being made:                           August 24,2004
                                                           ---------------------
4. Description of the inaccuracy or defect.
--------------------------------------------------------------------------------
Last page of the "Continuation for the Certificate of Designation" was inadvertently omitted from the August 24, 2004 filing



--------------------------------------------------------------------------------
5. Correction of the inaccuracy or defect.
--------------------------------------------------------------------------------
Last page of the "Continuation for the Certificate of Designation", titled "Attachment A, ATNG INC. Conversion Notice" is included in the corrected filing.



--------------------------------------------------------------------------------
6. Signature:
                             ------------------------     ----------------------
/s/ illegible                President                    08-27-04
--------------------------   ------------------------     ----------------------
AUTHORIZED SIGNATURE          TITLE *                     DATE

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by                       Nevada Secretary of State
appropriate fees.                                             AM Correction 2003
See attached fee schedule.                                  Revised on: 10/24/03

                                  ATTACHMENT A
                                   ATNG, INC.
                                CONVERSION NOTICE

     In accordance with and pursuant to the provisions of the Certificate of Designation Establishing Series A Preferred Stock of ATNG, Inc., the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share, of ATNG, Inc. (the "Company") indicated below into shares of the Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of the Series A Preferred Stock hereinafter described as of the date specified below.

     The undersigned acknowledges that the securities issuable to the undersigned upon conversion of shares of the Series A Preferred Stock may not be sold, pledged, hypothecated or otherwise transferred unless such securities are registered under the Securities Act, and any other applicable securities law, or the Company has received an opinion of counsel satisfactory to it that registration is not required. A legend in substantially the following form will be placed on any certificates or other documents evidencing the securities to be issued upon any conversion of the shares of the Series A Preferred Stock:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO
     THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Date of Conversion:
                   ----------------------------

Number of shares of the Series A Preferred Stock to be converted:

-------------------------------------

Stock certificate no(s). of the shares of the Series A Preferred Stock to be converted:

----------------------

Conversion Rate:
                -------------------------------

Number of shares of the Common Stock to be issued:

-------------------------------------

Name in which shares of the Common Stock are to be issued:

-------------------------------------

-------------------------------------
Signature

-------------------------------------
Printed Name and Address

-------------------------------------